Exhibit 4

                          SPEEDCOM WIRELESS CORPORATION
                           2000 EQUITY INCENTIVE PLAN

Section 1.     Purpose

               Speedcom Wireless Corporation has established this Speedcom Wireless Corporation 2000 Equity Incentive Plan (the "Plan") to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make or are expected to make important contributions to the Company, its Subsidiaries or Affiliates, by providing such persons with equity ownership opportunities and performance-based incentives, thereby better aligning the interests of such persons with those of the Company's stockholders.

Section 2.     Effective Date

               The Plan shall become effective on October 1, 2000, subject, however, to the approval of the Plan by the stockholders of the Company at the next annual meeting of stockholders within twelve (12) months following the date of adoption of the Plan by the Board.

Section 3.     Definitions

               3.1 "Act" means the Securities Act of 1933, as amended from time to time. Any reference to a specific provision of the Act shall be deemed to include any successor provision.

               3.2 "Affiliates" means any entity of which at least twenty percent (20%) of the equity interest is held directly or indirectly by the Company or a Subsidiary.

               3.3 "Award" means any award granted under the Plan.

               3.4 "Board" means the Board of Directors of the Company.

               3.5 "Change of Control" means any one of the following events:

                    (a) a Person becomes a "beneficial owner" (as defined in
               Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (excluding from the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of either the then outstanding shares of Stock of the Company or the combined voting power of the Company's then outstanding voting securities. For purposes hereof, a "Person" shall exclude the Company or any of its Subsidiaries, a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, an underwriter


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               temporarily holding securities pursuant to an offering of such securities, or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company; or

                    (b) the following individuals cease to constitute a majority of the number of Board directors then serving: individuals who, on the Plan's effective date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date of this Plan or whose appointment, election or nomination for election was previously so approved; or

                    (c) the Company's stockholders approve a merger or
               consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 70% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
               (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of thirty percent (30%) of the Company's securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates); or

                    (d) the Company's stockholders approve a plan of complete
               liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least seventy percent (70%) of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.


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Notwithstanding the foregoing, no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

               3.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and all regulations promulgated thereunder. Any reference to a specific provision of the Code shall be deemed to include any successor provision.

               3.7 "Committee" means a committee of the Board, consisting of not less two (2) directors, each member of which shall qualify as a "nonemployee director" within the meaning of Rule 16b-3 and as an "outside director" within the meaning of Code Section 162(m).

               3.8 "Company" means Speedcom Wireless Corporation and any successor thereto.

               3.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. Any reference to a specific provision of the Exchange Act shall be deemed to include any successor provision.

               3.10 "Fair Market Value" means the average of the high and low bids for a share of Stock on the relevant date on the principal exchange on which the Stock is then traded (or on the OTC Bulletin Board, as applicable).

               3.11 "Option" means a right to purchase a share of Stock.

               3.12 "Participant" means any eligible individual who is granted an Award hereunder. Following a Participant's death, the term "Participant" shall mean any person, including the Participant's estate, which holds the Award following the Participant's death.

               3.13 "Performance Goals" means goals established by the Committee that relate to one or more of the following: revenues, revenue per share, earnings before interest, depreciation, taxes and amortization ("EBITDA"), EBITDA per share, return on stockholder equity, return on average total capital employed, return on net assets employed before interest and taxes, economic value added, and with respect to Participants who are not Section 16 Participants, such other goals as may be established by the Committee in its discretion.

               3.14 "Person" means person as defined in Section 3(a)(9) of the Exchange Act as modified and used in Sections 13(d) and 14(d) thereof.

               3.15 "Rule 16b-3" means Rule 16b-3 under the Exchange Act.


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               3.16 "Section 16 Participants" means those Participants who are subject to the provisions of Section 16 of the Exchange Act.

               3.17 "Stock" means a share of Common Stock of the Company, par value $0.001 per share, as may be adjusted for any stock splits.

               3.18 "Subsidiaries" means any entity of which at least fifty percent (50%) of the equity interest is held directly or indirectly by the Company within the meaning of Code Section 424.

               3.19 "Ten Percent Stockholder" means an individual who owns stock possessing ten percent (10%) or more of the combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations within the meaning of Code Section 422.

Section 4.     Administration

               4.1 Committee. The Plan will be administered by a Committee appointed by the Board. If at any time the Committee shall not be in existence, the Board shall administer the Plan. To the extent permitted by applicable law, the Board may delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Section 16 Participants. To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

               4.2 Committee Responsibilities. Subject to the terms of the Plan and applicable law, the Committee shall have full discretionary power and authority to: (a) interpret and administer the Plan and any instrument or agreement relating to, or made under, the Plan; (b) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (c) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not they are similarly situated.

               4.3 Decisions of Committee. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

Section 5.     Eligibility and Participation

               The Committee shall select Participants from among those employees and directors of the Company and its Affiliates, and any consultants and advisors to the Company


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and its Affiliates, as the Committee may designate from time to time. The
Committee shall consider such factors as it deems appropriate in selecting Participants and in determining the type and amount of their respective Awards. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year.

Section 6.     Stock Subject to Plan

               6.1 Number. Subject to adjustment as provided in Section 6.3, the total number of shares of Stock which may be issued under the Plan shall be one million (1,000,000). No Participant shall be granted Awards under the Plan that could result in such Participant: (a) receiving in any single fiscal year of the Company Options for, and/or stock appreciation rights with respect to, more than one hundred thousand (100,000) shares of Stock; (b) receiving Awards of restricted stock in any single fiscal year of the Company relating to more than one hundred thousand (100,000) shares of Stock; (c) receiving more than one hundred thousand (100,000) performance shares in respect of any period designated under Section 10.2; or (d) receiving performance units exceeding five hundred thousand dollars ($500,000) in value in respect of any period designated under Section 10.3. Such number of shares of Stock as specified in the preceding sentence shall be subject to adjustment in accordance with the terms of Section
6.3 hereof. In all cases, the Committee's determinations under this Section 6 shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Code Section 162(m). The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock.

               6.2 Unused Stock: Unexercised Rights. If any shares of Stock covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an Award otherwise terminates, expires or is canceled prior to the delivery of all of the shares of Stock or of other consideration issuable or payable pursuant to such Award, then the number of shares of Stock counted against the number of shares available under the Plan in connection with the grant of such Award, shall again be available for the granting of additional Awards under the Plan to the extent determined to be appropriate by the Committee; provided that any Stock forfeited by a Participant or which otherwise becomes available under the Plan for additional Awards as the result of the cancellation of such Award during any fiscal year of the Company shall continue to count against such Participant's annual limit as specified in Section 6.1.

               6.3 Adjustment in Capitalization. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable,


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adjust any or all of: (a) the number and type of shares of Stock subject to the
Plan and which thereafter may be made the subject of Awards under the Plan; (b) the number and type of shares of Stock subject to outstanding Awards; and (c) the grant, purchase or exercise price with respect to any Award; provided, however, that the number of shares of Stock subject to any Award payable or denominated in Stock shall always be a whole number. In lieu of the foregoing adjustments, the Committee, if deemed appropriate, may cancel any Award in exchange for a cash payment to the holder of the Award in an amount equal to the fair market value of such Award (as determined by the Committee on a reasonable basis).

Section 7.     Stock Options

               7.1 Grant of Options. The Committee may grant Options to Participants at any time. The Committee shall have complete discretion in determining the number, terms and conditions of Options granted to a Participant. The Committee also shall determine whether an option is to be an incentive stock option within the meaning of Code Section 422 or a nonqualified stock option; provided that only employees of the Company and its Subsidiaries may be granted incentive stock options.

               7.2 Incentive Stock Options. Unless otherwise determined by the Committee, incentive stock options: (a) will be exercisable at a purchase price per share of not less than one hundred percent (100%) (or, in the case of a Ten Percent Stockholder, one hundred and ten percent (110%)) of the Fair Market Value of the Stock on the date of grant; (b) will be exercisable over not more than ten (10) years (or, in the case of a Ten Percent Stockholder, five (5) years) after date of grant; (c) will terminate not later than three (3) months after the Participant's termination of employment for any reason other than disability or death; (d) will terminate not later than twelve (12) months after the Participant's termination of employment as a result of a disability (within the meaning of Code Section 424), or death; and (e) will comply in all other respects with the provisions of Code Section 422.

               7.3 Nonqualified Stock Options. Nonqualified stock options will be exercisable at purchase prices of not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant, unless otherwise determined by the Committee. Nonqualified stock options will be exercisable during such periods and shall terminate at such time as the Committee shall determine.

               7.4 Payment. The Committee shall determine the methods and the forms for payment of the purchase price of Options, which may include, but shall not be limited to: (a) delivery of cash or other shares or securities of the Company (either by actual delivery or attestation of ownership) having a then Fair Market Value equal to the purchase price of such shares; or (b) delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker dealer to sell or margin a sufficient portion of the Stock and deliver the sale or margin loan proceeds directly to the Company to pay the purchase price.

               7.5 Certain Replacement Options. Without in any way limiting the authority of the Committee to make grants of Options to Participants hereunder, and in order to induce


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Participants to retain ownership of the Stock acquired upon the exercise of
Options, the Committee shall have the authority (but not an obligation) to include within any agreement setting forth the terms of any Options (or any amendment thereto) a provision entitling a Participant to further Options ("Replacement Options") in the event the Participant exercises any Options (including a Replacement Option) under the Plan, in whole or in part, by surrendering previously acquired shares of Stock. Any such Replacement Options shall: (a) be nonqualified stock Options, exercisable at a purchase price, unless otherwise determined by the Committee, of one hundred percent (100%) of the Fair Market Value of the shares of Stock on the date the Replacement Options are granted; (b) be for a number of shares of Stock equal to the number of shares surrendered; (c) only become exercisable on the terms specified by the Committee in the event the Participant holds, for a minimum period of time prescribed by the Committee, the shares of Stock the Participant acquired upon the exercise in connection with which the Replacement Options were issued; and
(d) be subject to such other terms and conditions as the Committee may determine.

Section 8.     Stock Appreciation Rights

               8.1 Grant of Stock Appreciation Rights. The Committee may grant stock appreciation rights to Participants at any time. A stock appreciation right may relate to a specific Option granted under the Plan and may, in such case, relate to all or part of the shares covered by the related Option, or may be granted independently of any Option granted under the Plan. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement and any other terms and conditions of any stock appreciation right shall be as determined by the Committee, provided that the grant price shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant.

               8.2 Exercise or Maturity of Stock Appreciation Rights. The Committee may impose such conditions or restrictions on the exercise of any stock appreciation right as it may deem appropriate. Unless otherwise determined by the Committee, stock appreciation rights that relate to a specific Option granted under the Plan shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the shares of Stock subject to the related Option.

               8.3 Effect of Exercise. Upon exercise of any number of stock appreciation rights, the number of shares of Stock subject to any related Option shall be reduced accordingly and such Option shares may not again be subjected to an Option under the Plan. The exercise of any number of Options shall result in an equivalent reduction in the number of shares covered by the related stock appreciation right and such shares may not again be subject to a stock appreciation right under this Plan; provided, however, that if a stock appreciation right was granted for less than all of the shares covered by any related Option, any such reduction shall be made at such time as, and only to the extent that, the number of shares exercised under the related Option exceeds the number of shares not covered by the stock appreciation right.


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               8.4 Payment of Stock Appreciation Right Amount. Subject to the
terms of the Plan and any applicable agreement with a Participant, upon exercise or maturity of a stock appreciation right, the holder shall be entitled to receive payment of an amount determined by multiplying:

                    (a) The difference between the Fair Market Value of a share of Stock at the date of exercise over the grant price of the stock appreciation right, by

                    (b) The number of shares of Stock with respect to which the stock appreciation right is exercised.

Payment may be made in cash, with Stock having a Fair Market Value equal to the amount of the payment, or a combination of cash and Stock, as determined by the Committee.

Section 9.     Restricted Stock

               9.1 Awards. The Committee may issue restricted stock to Participants at any time, with or without payment therefor, as additional compensation, or in lieu of other compensation, for their services to the Company and/or any Affiliate. Restricted stock shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of the Stock and rights of the Company to reacquire such restricted stock upon termination of the Participant's employment or service within specified periods, as prescribed by the Committee.

               9.2 Other Restrictions. Without limitation, the Committee may provide that restricted stock shall be subject to forfeiture if the Company or the Participant fails to achieve certain Performance Goals established by the Committee over a designated period of time. In the event the minimum goal established by the Committee is not achieved at the conclusion of a period, all shares of restricted stock shall be forfeited. In the event the maximum goal is achieved, no shares of restricted stock shall be forfeited. Partial achievement of the maximum goal may result in forfeiture corresponding to the degree of non-achievement to the extent specified in writing by the Committee when the grant is made. The Committee shall certify in writing as to the degree of achievement after completion of the performance period.

               9.3 Registration. Any restricted stock granted under the Plan to a Participant may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of restricted stock granted under the Plan to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such restricted stock.

               9.4 Other Rights. Unless otherwise determined by the Committee, during the period of restriction, Participants holding shares of restricted stock granted hereunder may exercise full voting rights with respect to those shares and shall be entitled to receive all dividends and other distributions paid or made with respect to those shares while they are so


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held; provided, however, that the Committee may provide in any grant of restricted stock that payment of dividends thereon may be deferred until termination of the period of restriction and may be made subject to the same restrictions regarding forfeiture as apply to such shares of restricted stock. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of restricted stock with respect to which they were paid.

               9.5 Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service of a Participant with the Company (as determined under criteria established by the Committee) for any reason during the applicable period of restriction, all shares of restricted stock still subject to restriction shall be forfeited by the Participant to the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock held by a Participant.

Section 10.    Performance Shares and Performance Units

               10.1 Issuance. The Committee may grant performance shares and performance units to Participants at any time. Subject to Section 6.1, the Committee shall have complete discretion in determining the number of performance units and performance shares granted to a Participant.

               10.2 Performance Shares. The Committee may grant performance shares that the Participant may earn in whole or in part if the Company and/or the Participant achieves certain Performance Goals established by the Committee over a designated period of time consisting of one or more full fiscal years of the Company, but in any event not more than three (3) years. In the event the minimum goal established by the Committee is not achieved at the conclusion of a period, no delivery of Stock shall be made to the Participant. In the event the maximum goal is achieved, one hundred percent (100%) of the Stock shall be delivered to the Participant. Partial achievement of the maximum goal may result in a delivery corresponding to the degree of achievement to the extent specified in writing by the Committee when the grant is made. The Committee shall certify in writing as to the degree of achievement after completion of the performance period. The Committee shall have the discretion to satisfy an obligation to deliver a Participant's performance shares by delivery of less than the number of shares earned together with a cash payment equal to the then Fair Market Value of the shares not delivered. The number of shares of Stock reserved for issuance under the Plan shall be reduced only by the number of shares actually delivered in respect of earned performance shares. At the time of making an Award of performance shares, the Committee shall set forth the consequences of the termination of a Participant's employment or service with the Company or an Affiliate prior to the expiration of the designated performance period in respect of which the performance shares are awarded.

               10.3 Performance Units. The Committee may grant performance units to a Participant at any time. Performance Units shall consist of monetary units that the Participant may earn in whole or in part if the Company and/or the Participant achieves certain


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Performance goals established by the Committee over a designated period of time consisting of one or more full fiscal years of the Company, but in any event not more than three (3) years. In the event the minimum goal established by the Committee is not achieved at the conclusion of a period, no payment shall be made to the Participant. In the event the maximum goal is achieved, one hundred percent (100%) of the monetary value of the performance units shall be paid to the Participant. Partial achievement of the maximum goals may result in a payment corresponding to the degree of achievement to the extent specified in writing by the Committee when the grant is made. The Committee shall certify in writing as to the degree of achievement after completion of the performance period. Payment of a performance unit earned may be in cash or in shares of Stock or in a combination of both, as the Committee in its sole discretion determines. The number of shares of Stock reserved for issuance under this Plan shall be reduced only by the number of shares delivered in payment of performance units. At the time of making an Award of performance units, the Committee shall set forth the consequences of the termination of a Participant's employment with the Company or an Affiliate prior to the expiration of the designated performance period in respect of which the performance units are awarded.

Section 11.    Bonus Shares

               The Committee may provide Participants the opportunity to elect to receive shares of Stock in lieu of all or any portion of any cash bonuses under the Company's incentive compensation programs and/or increases in base compensation. Bonus shares shall be issued in an amount equal to (a) the equivalent dollar amount of bonus a Participant has elected to receive in Stock (subject to limits prescribed by the Committee) divided by (b) the Fair Market Value of a share of Stock (as determined by the Committee in advance or on the date the cash compensation to which the bonus shares relate would otherwise be payable) and shall be subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on sale or other disposition.

Section 12.    Other Awards

               12.1 Other Stock-Based Awards. Other Awards, valued in whole or in part by reference to, or otherwise based on, shares of Stock, may be granted either alone or in addition to or in conjunction with other Awards for such consideration, if any, and in such amounts and having such terms and conditions as the Committee may determine.

               12.2 Other Benefits. The Committee shall have the right to provide types of benefits under the Plan in addition to those specifically listed, if the Committee believes that such benefits would further the purposes for which the Plan was established.

Section 13.    Conditions of Awards

               13.1 Non-Transferability. Each Award granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, except that a Participant may, to the extent allowed by the Committee and in the manner specified by the Committee:


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(a) designate in writing a beneficiary to exercise the Award after the
Participant's death; or (b) transfer any Award.

               13.2 Award Agreement. Each Award granted by the Committee shall be evidenced by a written award agreement in such form as is determined by the Committee. The award agreement shall include the terms and conditions of the Award, including but not limited to, the type of Award, the number of shares of Stock covered by the Award, the purchase or grant price of the Award, and the term of the Award. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom the Award was granted shall have executed an award agreement.

               13.3 Issuance of Stock. Shares of Stock issued under the Plan may not be sold or otherwise disposed of except: (a) pursuant to an effective registration statement under the Act, or in a transaction which, in the opinion of counsel for the Company, is exempt from registration under the Act; and (b) in compliance with state securities laws. Further, as a condition to issuance of shares of Stock under the Plan, the Participant, his beneficiary or his heirs, legatees or legal representatives, as the case may be, shall execute and deliver to the Company a restrictive stock transfer agreement in such form, and subject to such terms and conditions, as shall be reasonably determined or approved by the Committee, which agreement, among other things, may impose certain restrictions on the sale or other disposition of any shares of Stock acquired under the Plan. The Committee may waive the foregoing restrictions, in whole or in part, in any particular case or cases or may terminate such restrictions whenever the Administrator determines that such restrictions afford no substantial benefit to the Company.

               13.4 Additional Restrictions; Legends. All shares delivered under the Plan pursuant to any Award shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the Plan and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates for Stock to make appropriate references to such restrictions.

               13.5 General Restrictions. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. The Company reserves the right to restrict, in whole or in part, the delivery of Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Stock, their registration, qualification or listing or an exemption from registration, qualification or listing.

Section 14.    Rights of Employees

               Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment or service at any time nor confer upon any Participant any right to continue in the employ or service of the Company or any Affiliate.


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Section 15.    Change of Control

               15.1 Substitution of Assumption of Awards. In the event of a Change of Control, the surviving or acquiring corporation or entity may elect to continue or assume the Awards granted under the Plan, or may issue substitute or replacement awards under a plan of such corporation or entity (or a parent or subsidiary thereof) which contains similar terms and conditions to those Awards being replaced. In such case, the Committee may require the amendment or cancellation of the Awards to the extent it deems necessary or desirable to effectuate the continuation, assumption or substitution of such Awards.

               15.2 Effect of Change of Control. In the event of a Change of Control in which the surviving or acquiring corporation or entity does not elect to continue or assume the Awards granted under the Plan, or fails to issue substitute or replacement awards under a plan of such corporation or entity (or a parent or subsidiary thereof) which contains similar terms and conditions to those Awards being replaced, then the following provisions shall apply:

                    (a) Each Option shall become fully vested on the date of the
               Change of Control and the Committee may require, or permit (subject to such terms and conditions specified by the Committee), each holder of an Option to surrender the Option in exchange for a cash payment (or equivalent payment in securities of the Company or the surviving or acquiring entity) equal to the highest of: (A) the difference between the Fair Market Value (as determined on the date of the Change of Control) of the remaining Stock covered by the Option that is so surrendered and the purchase price of such Stock under the option; (B) the difference between the highest price per share of Stock paid in the Change of Control transaction and the Option's exercise price multiplied by the number of remaining shares of Stock covered by the Option that is so surrendered; or (C) the difference between the Fair Market Value of the remaining Stock covered by the Option that is so surrendered, calculated on the date of surrender, and the Option's exercise price; provided that the Committee may cancel the Options without payment therefor if no positive amount would be payable to the holder pursuant to the provisions of this subsection (a).

                    (b) Restricted stock that is not then vested shall vest upon the date of the Change of Control and the Committee may require, or permit (subject to such terms and conditions specified by the Committee), each holder of such restricted stock to surrender the restricted stock in exchange for a cash payment (or equivalent payment in securities of the Company or the surviving or acquiring entity) equal to the highest of: (A) the Fair Market Value of such restricted stock on the date of surrender; (B) the highest price per share of Stock paid in the Change of Control transaction multiplied by the number of shares of restricted stock surrendered; or (C) the Fair Market Value of such restricted stock on the effective date of the Change of Control.


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

                    (c) The Committee may require, or permit (subject to such
               terms and conditions specified by the Committee), each holder of a performance share and/or performance unit for which the performance period has not expired to surrender the performance share and/or performance unit for a cash payment (or equivalent payment in securities of the Company or the surviving or acquiring entity) equal to the product of the value of the performance share and/or performance unit and a fraction, the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the Change of Control and the denominator of which is the number of whole months in the performance period.

                    (d) Each holder of a performance share and/or performance
               unit that has been earned but not yet paid shall receive an amount of cash equal to the value of the performance share and/or performance unit.

For purposes of this Section 15, the "value" of a performance share shall be equal to the highest of (i) the Fair Market Value of a share of Stock on the date of the Change of Control, (ii) the highest price per share of Stock paid in the Change of Control transaction, or (iii) the Fair Market Value of a share of Stock calculated on the date of surrender or payment, as the case may be.

               15.3 Amendment or Rescission. The Committee may, in its sole and absolute discretion, retroactively amend, modify or rescind the provisions of this Section 15 if it determines that the operation of this Section 15 may prevent a transaction in which the Company or any Affiliate is a party from being accounted for on a pooling of interests basis.

Section 16.    Amendment, Modification and Termination of Plan and Awards

               16.1 Term of the Plan. Unless terminated earlier by the Board under Section 16.2, no Award shall be granted under the Plan after September 30, 2010.

               16.2 Amendments and Termination. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that stockholder approval of any amendment of the Plan shall be obtained if otherwise required by: (a) the Code or any rules promulgated thereunder; (b) the listing requirements of the principal securities exchange or market on which the Stock is then traded (in order to maintain the listing or quotation of the Stock thereon); or (c) any other local, state or federal law deemed applicable by the Committee. To the extent permitted by applicable law, the Committee may also amend the Plan, provided that any such amendments shall be reported to the Board.

               16.3 Amendment of Award Agreements. The Committee may amend any Award Agreement; provided that any amendment which would adversely affect the rights of the affected Participant under his or her Award shall not be effective without the Participant's written consent, except to the extent the Plan reserves to the Committee the right to amend, alter or cancel such Award, or to the extent so provided in any award agreement.


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

               16.4 Survival Following Termination. Termination of the Plan shall not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions. Unless otherwise expressly provided in the Plan or in an applicable Award agreement, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board to amend the Plan, shall extend beyond the date of the Plan's termination.

               16.5 Waiver of Conditions. The Committee may, in whole or in part, waive any conditions or other restrictions with respect to any Award granted under the Plan.

Section 17.    Taxes

               The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares of Stock deliverable under the Plan after giving the person entitled to receive such amount or shares of Stock notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with (a) the exercise of a nonqualified stock option, (b) a disqualifying disposition of Stock received upon the exercise of an incentive stock option, (c) the lapse of restrictions on restricted stock, or (d) the receipt of performance shares, by electing to (i) having the Company withhold shares of Stock, (ii) tender back shares of Stock received in connection with such benefit, or (iii) deliver other previously owned shares of Stock, having a Fair Market Value equal to the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the Participant's minimum total federal, state and local tax obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as required by the Committee. The Fair Market Value of fractional shares of Stock remaining after payment of the withholding taxes shall be paid to the Participant in cash.

               The Committee may, in its discretion, grant a cash bonus to a Participant who holds restricted stock or performance shares to enable the Participant to pay all or a portion of the federal, state or local tax liability incurred by the Participant upon the vesting of restricted stock or performance shares. The Company shall deduct from any cash bonus such amount as may be required for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes.

Section 18.    Miscellaneous

               18.1 Other Provisions. The grant of any Award under the Plan may also be subject to other provisions (whether or not applicable to the benefit Awarded to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for (a) one or more means to enable Participants to defer recognition of taxable income relating to Awards or cash payments derived therefrom, which means may provide for a return to a


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

Participant on amounts deferred as determined by the Committee (provided that no such deferral means may result in an increase in the number of shares of Stock issuable hereunder); (b) the purchase of Stock under Options in installments;
(c) the financing of the purchase of Stock under the Options in the form of a promissory note issued to the Company by a Participant on such terms and conditions as the Committee determines; (d) restrictions on resale or other disposition; and (e) compliance with federal or state securities laws and stock exchange or market requirements.

               18.2 No Fractional Shares. No fractional shares or other securities shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares or other securities, or whether such fractional shares or other securities or any rights thereto shall be canceled, terminated or otherwise eliminated.

               18.3 Issuance of Certificate. To the extent the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

Section 19.    Legal Construction

               19.1 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

               19.2 Severability. If any provision of the Plan or any Award agreement or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan, any Award agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award agreement or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan, any such Award agreement and any such Award shall remain in full force and effect.


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